Registration No. 333-41793
                                             Filed pursuant to Rule 424 (b) (3)

Pricing Supplement No. 8 dated May 29, 1998 to Prospectus Supplement dated February 17, 1998 and
Prospectus dated January 21, 1998
(collectively, the "Prospectus")

                                ALBERTSON'S, INC.

                           Medium-Term Notes, Series C

         This Pricing Supplement relates to $6,000,000 aggregate principal amount of Fixed Rate Book-Entry Medium-Term Notes, Series C, due June 2, 2028. Net proceeds to Albertson's, Inc. (the "Company"), before deduction of expenses payable by the Company, will be $5,960,000.

Principal Amount:                                        $6,000,000
Interest Rate:                                           6.63%
Stated Maturity:                                         June 2, 2028
CUSIP Number:                                            01310QDA0
Interest Payment Dates:                                  June 1 and December 1
Regular Record Dates:                                    May 15 and November 15
Optional Repayment Date(s):                              Not Applicable
Repayment Price:                                         Not Applicable
Regular Redemption:                                      Not Applicable
Initial Redemption Date:                                 Not Applicable
Initial Redemption Price:                                Not Applicable
Premium Reduction Amount:                                Not Applicable
Make-Whole Premium Redemption:                           Not Applicable
Settlement Date:                                         June 2, 1998
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Goldman, Sachs & Co.
                           J. P. Morgan & Co.
                                                      Merrill Lynch & Co.